Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Titan Medical Inc.
Toronto, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-232898), and Registration Statements on Form S-8 (File No. 333-229612 and File No. 333-240018) of Titan Medical Inc. of our report dated February 20, 2021 relating to the consolidated financial statements, which appears in Exhibit 99.1 to Titan Medical’s Report on Form 6-K filed on February 22, 2021.

“signed”

BDO Canada LLP
Toronto, Canada

February 22, 2021